UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

INTERLINE BRANDS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

001-32380	03-0542659
(Commission File Number)	(IRS Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (904) 421-1400

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

On March 26, 2014, Interline Brands, Inc., a Delaware corporation (the “Company”), announced that its wholly-owned subsidiary, Interline Brands, Inc., a New Jersey corporation (“Interline New Jersey) discharged its remaining obligations under the indenture dated as of November 16, 2010 (as amended and supplemented, the “Indenture”), governing Interline New Jersey's 7.50% Notes due 2018 (the “Notes”) by depositing funds with Wells Fargo Bank, National Association, the paying agent under the Indenture, sufficient to pay and discharge all remaining indebtedness on the Notes, including accrued and unpaid interest, after causing to be delivered a notice of redemption to holders of the remaining outstanding Notes in accordance with the terms of the Indenture, as described under Item 2.04 of the Company's Current Report on Form 8-K, filed on March 19, 2014.

Item 8.01.	Other Events.

On March 26, 2014, the Company issued a press release announcing the expiration and final results of Interline New Jersey’s previously announced tender offer and consent solicitation for the Notes and the calling for redemption all of the remaining outstanding Notes not purchased in the tender offer. A copy of the press release is filed and attached hereto as Exhibit 99.1, and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated March 26, 2014 announcing the expiration of its tender offer and consent solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.

	By:	/s/ Michael Agliata
Name: Michael Agliata
Title: Vice President, General Counsel and Secretary

Date: March 26, 2014

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated March 26, 2014 announcing the expiration of its tender offer and consent solicitation.